U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

SEVEN ARTS ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34250	45-3138068
(State or other jurisdiction of incorporation or organization)	Commission File Number)	(IRS Employer Identification No.)

8721 Sunset Boulevard, Suite 209, West Hollywood, CA 90069

(Address of principal executive offices)

(323) 372-3080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Seven Arts Entertainment Inc. (the “Company”) discloses the following material items pursuant to the below designated Section of the Instructions for Form 8-K:

1. Items 1.01, 2.01 and 5.01. The Company has closed the acquisition of all capital stock of iPTerra Technologies Inc. and all membership interests in Aeronetworks LLC (the “Closing”) from Sanwire Corporation pursuant to the Stock Purchase Agreement dated July 17, 2014 (“Stock Purchase Agreement”) (Item 9.01.1) by issuance of 30,000 shares of its Series D Preferred Stock $100 par value, or $3,000,000 convertible at a price equal to 100% of the volume weighted average price of the Company’s Common Stock for the ten (10) trading days prior to conversion.

2. Items 1.01, 1.02 and 20.1. The Closing occurred on August 22, 2014 but was subject to a condition subsequent as set forth in the Stock Purchase Agreement, requiring the execution of a Loan Workout Agreement between inter alia Palm Finance Corp. (“Palm”) and the Company, which was not executed until August 29, 2014 (Item 9.01.2, .3, .4).

3. Items 5.01 and 5.02. At the Closing, all members of the Board of Directors of the Company except Anthony Hickox have resigned and Mr. Richard Bjorklund (“Chairman”) and Mr. Robert Riggs have been appointed to the Board. Mr. Bjorklund and Mr. Riggs’ experience and history are as following:

Richard Bjorklund. Mr. Bjorklund is current Managing Partner of Aeronetworks LLC and iPTerra Technologies and has held this position since July 1, 2008: From July 2006 to July 2008, Mr. Bjorklund was President and CEO of the Tulsa County Public Facilities Authority. Mr Bjorklund has represented clients such as Western Oil Partners LLC, Service King Manufacturing, Inc. Walt Disney Imagineering, as well as numerous Olympic and national sporting associations, including the NFL and NBA. Mr. Bjorklund’s education includes Arizona State University, Bachelor of Science Degree; U.S. Air Force Academy, Commandants Commendation; Commendation.

Robert Riggs. Mr. Riggs is currently President and CEO of Riggs Distributing, Inc. located in Burlingame, California which sells, among other brands, Sub-Zero and Wolf refrigerator units. Mr. Riggs has held this position for more than five years.

4. Items 5.01 and 5.02. Pursuant to the Closing, Ms. Katrin Hoffman resigned as acting Chief Executive Officer and Mr. Richard Bjorklund was appointed as President and Chief Executive Officer of the Company. Ms. Candace Wernick resigned as Chief Financial Officer and Mr. Robert LaSalle was appointed as Chief Financial Officer. Mr. LaSalle’s experience and history are set forth below:

Robert LaSalle. Mr. LaSalle is currently Chief Financial Officer of the Company since August 22, 2014. Since August 22, 2013, Mr. LaSalle was Vice President of Finance for the Company. Mr LaSalle’s has held various accountancy positions at Vision Films, commencing February 2012, Film Roman, commencing March 2010 and World of Wonder Productions commencing February 2007, all independent film and television companies.

5. Items 1.01, 102 and 2.01. Pursuant to the Loan Workout Agreement, Palm relieved the Company of all indebtedness to it. The Company and certain companies controlled by Susan Hoffman, Peter Hoffman’s wife, transferred to Palm all their interests in the real property located at 807 Esplanade Avenue in New Orleans, and all United States and Louisiana historic rehabilitation tax credits and Louisiana film infrastructure tax credits associated with that property. The Company waived any further claims for service fees or interest related to such tax credits. The Company also transferred all its interests in any and all completed motion picture and motion picture projects in development to Palm, subject to the grant of all distribution rights to Seven Arts Filmed Entertainment Louisiana LLC (“SAFELA”), a subsidiary of the Company, pursuant to a Multi-Picture Distribution Agreement between the Company and SAFELA dated October 1, 2013 (Item 9.01.5), amended to required that 60% of SAFELA’s gross revenue from thirteen motion pictures (“Distribution Pictures”) be payable to Palm on a monthly basis. Default by SAFELA in such payments will result in a termination of its distribution rights. Palm has permitted SAFELA to continue to develop one motion picture property for production. The Distribution Pictures are the only motion pictures in which SAFELA or the Company has any continuing interest and are described on Item 9.01.6. SAFELA may seek to acquire distribution rights in other motion pictures in the future if it has funds to do so, but has not acquired any such rights for the last twelve months. SAFELA will seek to produce television series and other programming, but has not produced any such programming to date.

6. Item 5.07. The Company held its last stockholder meeting on December 10, 2013 and the following was approved:

Election of Directors. To elect one director who will serve until the 2016 annual meeting of stockholders.

NAME/TERM	FOR	AGAINST	ABSTAIN
Anthony Hickox/June30, 2013	27,681,720	-0-	848,946

Ratification of Auditors. To ratify the appointment of The Hall Group, CPA's as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013.

FOR	AGAINST	ABSTAIN
28,230,931	293,075	6,660

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Amendment to Articles. To approve an amendment to the Company's Amended Articles of Incorporation to increase the number of shares of capital stock authorized for issuance from 50,000,000 shares to 250,000,000 shares.

FOR	AGAINST	ABSTAIN
27,396,761	1,127,493	6,412

Advisory Shareholder Vote Re Executive Officer Compensation. To approve the compensation of the named executive officer

FOR	AGAINST	ABSTAIN
27,933,429	570,080	27,157

Approval of Frequency of Shareholder Advisory Vote. To approve shareholder advisory votes on the compensation of the Company's named executive officers every one, two or three years as determined by the shareholders:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
27,547,270	4,784	788,146	187,466

7. Item 8.01. The Company intends to change its name to “WirelessConnect, Inc.” to reflect its expanded and changed business plan within the next 30 days.

8. Item 2.02. Attached as Item 9.01.7 is a summary of the Company’s accounts payable and accrued liabilities and a description of its contingent obligations. The Company’s cash on hand is less than $25,000. The Company expects to raise funds to continue its operation and to pay its liabilities by sale of restricted shares of its Common Stock and convertible promissory notes. There is no assurance the Company can do so. Management believes that the Loan Workout Agreement and the Closing will enable it to raise capital by these methods.

9. Items 7.02 and 8.01. An "emerging growth company" is defined in the Securities Exchange Act of 1934 as an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year. An issuer that is an emerging growth company as of the first day of that fiscal year shall continue to be deemed an emerging growth company until the earliest of: i) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1 billion or more, ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the Securities Act of 1933, iii) the date on which such issuer has during the previous 3-year period, issued more than $1 billion in non-convertible debt, or iv) the date on which such issuer is deemed to be a “large accelerated filer.”

10. Item 2.02. The Company’s internal controls over financing reporting were not fully effective during the fiscal year ended June 30, 2014, and June 30, 2013, and at present due to a lack of accounting personnel. The Company intends to engage additional accounting personnel when it has the resources to do so.

11. Item 8.01. The Company will continue to exploit master recordings embodying the performance of DMX (52) and Bone Thugs-N-Harmony (“BTH”) (17) but will not record, produce or acquire additional master recordings under the Company’s recording agreements with DMX and BTH (Items 9.01.8 and .9).

12. Item 4.02. Attached as Item 9.01.10 is an Audit Opinion for the Company’s financial statements for the fiscal year ended June 30, 2013 (“2013 Statement”). The Company restated its financial statements for the fiscal year ended June 30, 2012 in the 2013 Statements and as a result, the financial statements originally issued by the Company in its Form 10-K report for the fiscal year are no longer operative and should not be relied on.

13. Item 1.01 and 1.02. As part of the Stock Purchase Agreement, Mr. Peter Hoffman and Ms. Kate Hoffman relieved the Company of is obligation to (a) M. Hoffman for sums due to him under his employment agreement or advances to the Company prior to January 1, 2014 ($1,900,000) and (b) to Ms. Hoffman for sums due to her under her employment contract through June 30, 2014 (172,890) in return for Convertible Notes (Items 9.01.11 and .12) obligating SAFELA to make such payment but permitting Mr. or Ms. Hoffman to convert such indebtedness into the Company’s Common Stock as a price equal to the trading value on the date of conversion. Mr. Hoffman assigned 50% of his Convertible Note to Palm as part of the Loan Workout Agreement. The Company remains liable to Mr. Hoffman for his legal services since January 1, 2014 as general counsel to the Company ($300,000 through June 30, 2014) and SAFELA remains liable on Ms. Hoffman’s continuing employment agreement as President and Chief Operating Officer of SAFELA.

14. Item 8.01. The Company has negotiated a settlement with the liquidator of Seven Arts Pictures plc (“PLC”) of any claims that the consideration paid to PLC by the Company for issuance of $750,000 of Series C Preferred Stock, the majority of which is expected to be received by Palm and which the Company expects will be assigned to it. This transaction is not complete and there is no assurance it will be executed.

15. Item 9.01. Filed herewith are Items 9.01.1 through 9.01.12 inclusive.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEVEN ARTS ENTERTAINMENT INC.

Date: September 15, 2014	By:	/s/ Richard Bjorklund
Richard Bjorklund